ENERGY TRANSFER EQUITY
REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Dallas - February 18, 2015 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the fourth quarter ended December 31, 2014.
Distributable Cash Flow, as adjusted, was $243 million for the three months ended December 31, 2014 as compared to $185 million for the same period last year, an increase of $58 million. ETE’s net income attributable to partners was $113 million for the three months ended December 31, 2014, as compared to a net loss of $172 million for the same period last year, an increase of $285 million, including the impacts of non-cash goodwill impairments in 2013 and 2014.
Distributable Cash Flow, as adjusted, for the year ended December 31, 2014 was $895 million as compared to $719 million for last year, an increase of $176 million. Distributable Cash Flow per unit was $1.63 for 2014, an overall increase of 27% from 2013. ETE’s net income attributable to partners was $633 million for the year ended December 31, 2014, as compared to $196 million for last year, an increase of $437 million or over 220%.
In January 2015, ETE’s Board of Directors approved its ninth consecutive increase in its quarterly distribution to $0.45 per unit on ETE Common Units for the quarter ended December 31, 2014, an increase of 30% on an annualized basis compared to the fourth quarter of 2013. For the quarter ended December 31, 2014, ETE’s distribution coverage ratio was 1.00x. For the full year ended December 31, 2014, ETE’s distribution coverage ratio was 1.03x.
The Partnership’s recent key accomplishments and other developments include the following:

•
In December 2014, ETE and Energy Transfer Partners, L.P. (“ETP”) announced the final terms of a transaction whereby ETE will transfer 30.8 million ETP Common Units, ETE’s 45% interest in the Dakota Access Pipeline and Energy Transfer Crude Oil Pipeline (collectively, the “Bakken pipeline project”), and $879 million in cash (less amounts funded prior to closing by ETE for capital expenditures for the Bakken pipeline project) in exchange for 30.8 million newly issued Class H Units of ETP that, when combined with the 50.2 million previously issued Class H Units, generally entitle ETE to receive 90.05% of the cash distributions and other economic attributes of the general partner interest and IDRs of Sunoco Logistics. In addition, ETE and ETP agreed to reduce the IDR subsidies that ETE previously agreed to provide to ETP, with such reductions occurring in 2015 and 2016. The transaction is expected to close in March 2015.

•
As of December 31, 2014, ETE’s $1.2 billion revolving credit facility had $940 million of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 3.31x. In February 2015, ETE amended its revolving credit facility to increase the capacity to $1.5 billion.

•
In January 2015, ETP and Regency Energy Partners LP (“Regency”) announced their entry into a definitive merger agreement pursuant to which ETP will acquire Regency. Under the terms of the definitive merger agreement, holders of Regency common units will receive 0.4066 ETP common units for each Regency common unit. Regency unitholders will also receive at closing an additional $0.32 per common unit in the form of ETP common units (based on the price for ETP common units prior to the merger closing). The transaction is expected to close in the second quarter of 2015.

•
Regarding our Lake Charles LNG project, the Federal Energy Regulatory Commission (“FERC”) has issued the Notice of Schedule for the Lake Charles LNG project. The Notice of Schedule from FERC that was issued on January 26, 2015 has reset the timeframe under which we are working in terms of the Final Investment Decision (“FID”) on the project. FERC has set August 14, 2015 for the release of the Environmental Impact Statement (“EIS”) on the project and November 12, 2015 as the Federal Authorization Decision deadline (90 days from the date of the EIS).

Based on the FERC schedule, the FID for the project has been pushed to 2016. We continue to meet our development milestones and both BG and ETE/ETP remain fully committed to the project and the timetable as Lake Charles remains one of the lowest cost and most flexible LNG supply options in BG’s global portfolio.

•
ETE’s Board of Directors has approved a $2 billion common unit buyback program, which is intended to be used opportunistically and will be utilized and sequenced from time to time depending on the trading price activity and performance of ETE’s common units.

The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, February 19, 2015 to discuss its fourth quarter 2014 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP and Regency, including 100% of ETP’s and Regency’s incentive distribution rights, ETP common units, Regency common units, ETP Class H Units, and the Partnership’s ownership of Lake Charles LNG. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 30.8 million ETP common units, and approximately 50.2 million ETP Class H Units, which track 50% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). ETE also owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE: RGP) and approximately 57.2 million RGP common units. On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 35,000 miles of natural gas and natural gas liquids pipelines. ETP owns 100% of Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of Sunoco, Inc. and 100% of Susser Holdings Corporation. Additionally ETP owns the general partner, 100% of the incentive distribution rights and approximately 43% of the limited partnership interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.
Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, compression, treating and transportation of natural gas; the transportation, fractionation and storage of natural gas liquids; the gathering, transportation and terminaling of oil (crude and/or condensate) received from producers; and the management of coal and natural resource properties in the United States. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Regency Energy Partners LP web site at www.regencyenergy.com
Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, refined products, and natural gas liquids. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that primarily distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors. Sunoco LP also operates more than 150 convenience stores and retail fuel sites. Sunoco LP’s general partner is owned by Energy Transfer Partners, L.P. (NYSE:ETP). For more information, visit the Sunoco LP web site at www.sunocolp.com.

Contacts

Investor Relations:             Media Relations:
Energy Transfer                Vicki Granado, Granado Communications Group
Brent Ratliff                214-599-8785 (office)
214-981-0700 (office)            214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	December 31,
	2014	2013
ASSETS

CURRENT ASSETS	$6,153	$6,536

PROPERTY, PLANT AND EQUIPMENT, net	40,292	30,682

ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,659	4,014
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	10	18
GOODWILL	7,865	5,894
INTANGIBLES ASSETS, net	5,582	2,264
OTHER NON-CURRENT ASSETS, net	908	922
Total assets	$64,469	$50,330

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$6,782	$6,500

LONG-TERM DEBT, less current maturities	29,653	22,562
DEFERRED INCOME TAXES	4,325	3,865
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	154	73
OTHER NON-CURRENT LIABILITIES	1,193	1,019

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	33	32
REDEEMABLE NONCONTROLLING INTEREST	15	—

EQUITY:
Total partners’ capital	664	1,078
Noncontrolling interest	21,650	15,201
Total equity	22,314	16,279
Total liabilities and equity	$64,469	$50,330

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
REVENUES:	$13,481	$12,607	$55,691	$48,335
COSTS AND EXPENSES:
Cost of products sold	11,581	11,118	48,389	42,554
Operating expenses	719	466	2,127	1,695
Depreciation, depletion and amortization	476	351	1,724	1,313
Selling, general and administrative	170	136	611	533
Goodwill impairment	370	689	370	689
Total costs and expenses	13,316	12,760	53,221	46,784
OPERATING INCOME (LOSS)	165	(153)	2,470	1,551
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(354)	(308)	(1,369)	(1,221)
Equity in earnings of unconsolidated affiliates	67	54	332	236
Losses on extinguishments of debt	(27)	(155)	(25)	(162)
Gains (losses) on interest rate derivatives	(84)	(2)	(157)	53
Gain on sale of AmeriGas common units	—	—	177	87
Non-operating environmental remediation	—	(168)	—	(168)
Other, net	27	(1)	(11)	(1)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	(206)	(733)	1,417	375
Income tax expense (benefit) from continuing operations	86	(43)	357	93
INCOME (LOSS) FROM CONTINUING OPERATIONS	(292)	(690)	1,060	282
Income (loss) from discontinued operations	(2)	(11)	64	33
NET INCOME (LOSS)	(294)	(701)	1,124	315
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(407)	(529)	491	119
NET INCOME (LOSS) ATTRIBUTABLE TO PARTNERS	113	(172)	633	196
GENERAL PARTNER’S INTEREST IN NET INCOME (LOSS)	1	(1)	2	—
CLASS D UNITHOLDER’S INTEREST IN NET INCOME	1	—	2	—
LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$111	$(171)	$629	$196
INCOME (LOSS) FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.21	$(0.31)	$1.15	$0.33
Diluted	$0.21	$(0.31)	$1.14	$0.33
NET INCOME (LOSS) PER LIMITED PARTNER UNIT:
Basic	$0.21	$(0.31)	$1.16	$0.35
Diluted	$0.21	$(0.31)	$1.15	$0.35

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW (1)
(Dollars in millions, except per unit amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Cash distributions from ETP associated with:
Limited partner interest	$31	$45	$119	$268
Class H Units	60	54	219	105
General partner interest	5	5	21	20
Incentive distribution rights	208	173	754	701
IDR relinquishments	(68)	(57)	(250)	(199)
Distributions credited to Holdco consideration (2)	—	—	—	(68)
Total cash distributions from ETP	236	220	863	827
Cash distributions from Regency associated with:
Limited partner interest	29	12	99	48
General partner interest	2	2	6	5
Incentive distribution rights	10	4	33	12
IDR relinquishment	(1)	(1)	(3)	(3)
Total cash distributions from Regency	40	17	135	62
Cash dividends from Holdco	—	—	—	50
Total cash distributions from ETP, Regency and Holdco	276	237	998	939

Distributable cash flow attributable to Lake Charles LNG:
Revenues	54	—	216	—
Operating expenses	(4)	—	(17)	—
Selling, general and administrative expenses	(1)	—	(4)	—
Distributable cash flow attributable to Lake Charles LNG	49	—	195	—

Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(3)	(6)	(13)	(34)
Management fee to ETP (3)	(24)	(5)	(95)	(15)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(56)	(41)	(197)	(190)
Distributable Cash Flow	242	185	888	700
Transaction-related expenses	1	—	7	19
Distributable Cash Flow, as adjusted	$243	$185	$895	$719

Distributable Cash Flow, as adjusted, per Unit	$0.45	$0.33	$1.63	$1.28

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$242	$194	$866	$748
Distributions to be paid to general partner	—	1	2	2
Distributions to be paid to Class D unitholder	—	—	2	—
Total cash distributions to be paid to the partners of ETE	$242	$195	$870	$750

Distribution Coverage Ratio (4)	1.00x	0.95x	1.03x	0.96x

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. See supplemental information below for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

(2)
For the year ended December 31, 2013, cash distributions paid by ETP exclude distributions paid in respect of the quarter ended March 31, 2013 on 49.5 million ETP common units issued to ETE as a portion of the consideration for ETP’s acquisition of ETE’s interest in Holdco on April 30, 2013. These newly acquired ETP common units received cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction pursuant to the contribution agreement.

(3)	In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million, $95 million and $5 million for the years ending December 31, 2014, 2015 and 2016, respectively.

(4)	Distribution Coverage Ratio is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions to be paid to the partners of ETE.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(In millions, except per unit amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Net income (loss) attributable to partners	$113	$(172)	$633	$196
Equity in earnings related to investments in ETP, Regency and Holdco	(160)	(44)	(799)	(617)
Total cash distributions from ETP, Regency and Holdco	276	237	998	939
Amortization included in interest expense (excluding ETP and Regency)	2	4	8	18
Fair value adjustment of ETE Preferred Units	—	—	—	9
Loss on debt tender offering	—	156	—	156
Other non-cash (excluding ETP, Regency and Holdco)	11	4	48	(1)
Distributable Cash Flow	242	185	888	700
Transaction-related expenses	1	—	7	19
Distributable Cash Flow, as adjusted	$243	$185	$895	$719

Weighted average units outstanding (common, Class D and General Partner)	541.7	561.3	547.5	562.3

Distributable Cash Flow, as adjusted, per Unit	$0.45	$0.33	$1.63	$1.28
Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP (including the ETP Class H units which track the general partner and IDRs in SXL) and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership beginning January 1, 2014. Distributable Cash Flow and Distributable Cash Flow, as adjusted, for the year ended December 31, 2013 also included Holdco until ETE’s 60% interest in Holdco was contributed to ETP on April 30, 2013. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three and twelve months ended December 31, 2014 and 2013 for comparative purposes.
Distributable Cash Flow, as adjusted, per Unit. The Partnership defines Distributable Cash Flow, as adjusted, per Unit for a period as the quotient of Distributable Cash Flow, as adjusted, divided by the weighted average number of units outstanding. For purposes of this calculation, the number of units outstanding represents the Partnership’s basic average common units outstanding plus Class D units outstanding and general partner common unit equivalent.

Similar to Distributable Cash Flow, as adjusted, as described above, Distributable Cash Flow, as adjusted, per Unit is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay to its unitholders. Using this measure, the Partnership’s management can compare Distributable Cash Flow, as adjusted, among different periods on a per-unit basis.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY
Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(Amounts in millions)
(unaudited)

	December 31,
	2014	2013
ASSETS
CURRENT ASSETS	$17	$13
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	5,390	3,841
INTANGIBLE ASSETS, net	10	14
GOODWILL	9	9
OTHER NON-CURRENT ASSETS, net	46	41
Total assets	$5,472	$3,918
LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES	$72	$38
LONG-TERM DEBT, less current maturities	4,680	2,801
NOTE PAYABLE FROM AFFILIATE	54	—
OTHER NON-CURRENT LIABILITIES	2	1

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
General Partner	(1)	(3)
Limited Partners:
Limited Partners – Common Unitholders (538,766,899 and 559,923,300 units authorized, issued and outstanding at December 31, 2014 and 2013, respectively)	648	1,066
Class D Units (1,540,000 units authorized, issued and outstanding)	22	6
Accumulated other comprehensive income (loss)	(5)	9
Total partners’ capital	664	1,078
Total liabilities and partners’ capital	$5,472	$3,918

STATEMENTS OF OPERATIONS
(Amounts in millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(28)	$(16)	$(111)	$(56)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(58)	(46)	(205)	(210)
Equity in earnings of unconsolidated affiliates	199	44	955	617
Gains (losses) on interest rate derivatives	—	—	—	9
Loss on extinguishment of debt	—	(157)	—	(157)
Other, net	(1)	3	(5)	(8)
INCOME BEFORE INCOME TAXES	112	(172)	634	195
Income tax expense (benefit)	(1)	—	1	(1)
NET INCOME	113	(172)	633	196
GENERAL PARTNER’S INTEREST IN NET INCOME	1	(1)	2	—
CLASS D UNITHOLDER’S INTEREST IN NET INCOME	1	—	2	—
LIMITED PARTNERS’ INTEREST IN NET INCOME	$111	$(171)	$629	$196